SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2003

Biokeys Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction
of incorporation)

84-1318182
000-33219	(I.R.S. Employer
Commission File Number	Identification Number)

9948 Hibert Street, Suite 100
San Diego, California 92131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 271-9671

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit 16

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)(1)(i) On February 4, 2003, the Registrant informed KPMG LLP of their dismissal as the Registrant’s independent accountants.

     (ii)  The audit reports of KPMG LLP on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. Both (x) the report of KPMG LLP on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 (the “2000/2001 Financials”) and (y) the report of KPMG LLP on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2000 and 1999 (the “1999/2000 Financials”) were modified as to uncertainty. The reports of KPMG LLP on the 2000/2001 Financials and the 1999/2000 Financials each stated that (1) the Registrant had suffered recurring losses from operations raising substantial doubt about the Registrant’s ability to continue as a going concern; and (2) that the consolidated financial statements accompanying such report did not include any adjustments that might result from the outcome of that uncertainty. Notwithstanding the foregoing, the 2000/2001 Financials and the 1999/2000 Financials were prepared on a going-concern basis.

     (iii)  The Board of Directors approved the dismissal of KPMG LLP on January 27, 2003.

     (iv)  In connection with the Registrant’s audits for the fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through February 4, 2003, the Registrant has had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused them to make reference to the subject matter of the disagreement in their opinion.

     (v)  During the Registrant’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through February 4, 2003, the Registrant has had reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. By letters dated April 10, 2002 and June 22, 2001 (the “Weakness Letters”), pursuant to its audits of the 2000/2001 Financials and the 1999/2000 Financials, KPMG LLP advised the Registrant of certain matters involving the Registrant’s internal control and its operation that KPMG LLP considered to be material weaknesses under standards established by the American Institute of Certified Public Accountants. KPMG LLP noted significant deficiencies in the design or operation of the Registrant’s system of internal control that could adversely affect the Registrant’s ability to record, process, summarize and report financial data consistent with the assertions of the Registrant’s management in the Registrant’s financial statements. KPMG LLP identified the following items as material weaknesses: (1) certain standard accounting functions which should be performed on a monthly or quarterly basis had not been performed at all or had been performed haphazardly, (2) timely reconciliations between the Registrant’s bank accounts and the general ledger had not been performed for all cash and investment accounts, (3) cash management tasks were not segregated among various officers and employees, (4) a full set of final, executed documents related to equity transactions was not maintained, and (5) the list of all outstanding warrants with details including exercise price, expiration date and number of shares that can be purchased was not routinely updated (the “Weaknesses”). These Weaknesses and the Weakness Letters did not lead to a disagreement or difference of opinion between KPMG LLP and the Registrant. The Registrant’s Chief Executive Officer, Chief Financial Officer and a member of the Audit Committee of the Board of Directors of the Registrant each discussed with KPMG LLP at various times the Weaknesses and the policies and procedures the Registrant intends to implement to remedy them. The Registrant has authorized KPMG LLP to respond fully to the inquiries of any successor accountant concerning the Weaknesses and the Weakness Letters.

     (a)(2) The Registrant has engaged J.H. Cohn LLP as its new independent accountants effective February 5, 2003. During the Registrant’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through February 4, 2003, the Registrant had not consulted with J.H. Cohn LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, with respect to which J.H. Cohn LLP provided to the Registrant either a written report or oral advice that J.H. Cohn LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     (a)(3) The Registrant has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in items (a)(1)(i), (ii), (iv) and (v) above that pertain to KPMG LLP. A copy of that letter, dated February 10, 2003, is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

               (c) Exhibits:

Exhibit 16	Letter from KPMG LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2003	Biokeys Pharmaceuticals, Inc.

	By:	/s/ Nicholas J. Virca

Nicholas J. Virca
Chief Executive Officer